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                                                            Exhibit 99(d)(8)

                               SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

       THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of August 15, 2000, is by and among Worldwide Sports and Recreation, Inc., a Delaware corporation ("Purchaser"), Sunshine Acquisition, Inc., a newly formed New York corporation and a wholly owned Subsidiary of Purchaser ("Acquisition Sub"), and Serengeti Eyewear, Inc., a New York corporation (the "Company").

       WHEREAS, Purchaser, Acquisition Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of July 14, 2000, as amended by that certain First Amendment to Agreement and Plan of Merger, dated as of August 10, 2000 (as amended, the "Merger Agreement");

       WHEREAS, Purchaser, Acquisition Sub and the Company desire to amend the Merger Agreement as set forth herein; and

       NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, Acquisition Sub and the Company hereby agree as follows:

       1. The first sentence of the second to last full paragraph of Annex A to the Merger Agreement is amended and restated to read in its entirety as follows:
"The foregoing conditions are for the benefit of Purchaser and Acquisition Sub and may, subject to the terms and conditions of the Merger Agreement, be waived by Purchaser and Acquisition Sub in whole or in part at any time and from time to time prior to the expiration of the Offer."

       2. Upon the effectiveness of this Amendment, each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Merger Agreement as amended hereby, and each reference to the Merger Agreement in any other document, instrument or agreement shall mean and be a reference to the Merger Agreement as amended hereby.

       3. Except as specifically amended hereby, the Merger Agreement shall remain in full force and effect and is hereby ratified and confirmed.

       4. This Amendment may be executed in counterparts, each of which will be deemed to be an original and both of which together will be deemed to constitute but one and the same instrument.

       5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.


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       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf as of the day and year first above written.

                                       SERENGETI EYEWEAR, INC.



                                       By:    /s/ Stephen Nevitt
                                           -------------------------------
                                           Name:  Stephen Nevitt
                                           -------------------------------
                                           Title: President
                                           -------------------------------


                                       WORLDWIDE SPORTS AND RECREATION, INC.



                                       By:    /s/  B. Joseph Messner
                                           -------------------------------
                                           Name:  B. Joseph Messner
                                           -------------------------------
                                           Title: President and CEO
                                           -------------------------------




                                       SUNSHINE ACQUISITION, INC.


                                       By:  /s/ John E. Bentley
                                           -------------------------------
                                           Name: John E. Bentley
                                           -------------------------------
                                           Title: Vice President
                                           -------------------------------